Exhibit 99.1

PRESS RELEASE

Date: May 24, 2011	Information:	Donna Luedtke
Website: www.cubicenergyinc.com		Investor Relations
Phone: (972) 686-0369	Email: donna@cubicenergyinc.com

Cubic Energy, Inc. Announces Letter Received From BG US Production Company, LLC & EXCO Operating Company, LP And Is Reviewing Its Options In Order To Vigorously Protect Its Rights

DALLAS, TX — Cubic Energy, Inc. (NYSE Amex: QBC) (“Cubic” or the “Company”) announces the receipt of a letter from BG US Production Company, LLC (“BG”) and EXCO Operating Company, LP (“EXCO”) dated May 18, 2011 in which EXCO and BG declared their intention not to honor the balance of their Drilling Credit obligation to Cubic.  Cubic is reviewing its options, believes that the position of EXCO and BG is baseless, and expects to vigorously protect its rights.  Cubic will take all actions necessary to protect its assets and shareholder value.

Cubic Energy, Inc. is an independent company engaged in the development and production of, and exploration for, crude oil and natural gas. The Company’s oil and gas assets and activity are concentrated primarily in the Haynesville Shale Play located in Northwest Louisiana.   Additional information can be found on Cubic’s website at:  www.cubicenergyinc.com.

If you would like to be added to Cubic’s email distribution list, please email your name and email address to Donna Luedtke, Investor Relations at donna@cubicenergyinc.com.  This email distribution list is notified of all news events (including press releases and scheduled investor conference calls).

This press release includes statements, which may constitute “forward-looking” statements, usually containing the words “believe”, “intend”, “estimate”‘, “project”‘, “expect”‘, “will” or similar expressions. These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  The Company’s actual results, including the success of the Company’s strategy for pursuing any claims described above, may differ significantly from the results discussed in the forward-looking statements as a result of a number of factors, including the length of time involved in pursuing the Company’s rights, the amount of costs the Company must incur in pursuing its rights, and other risks detailed in the Company’s periodic filings with the Securities and Exchange Commission.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release. There can be no assurance that any future activities mentioned in this press release will occur as planned.